Execution Copy




             MORTGAGE LOAN CONTRIBUTION, PURCHASE AND SALE AGREEMENT

     This  Mortgage  Loan   Contribution,   Purchase  and  Sale  Agreement  (the
"Agreement") dated as of March 27, 1997, is between Asset Securitization Corporation, a Delaware corporation (the "Company"), and Nomura Asset Capital Corporation, a Delaware corporation (the "Seller"). The Seller agrees to sell, and the Company agrees to purchase a portion of, and the Seller agrees to contribute, and the Company accepts the contribution of a portion of, the mortgage loans (the "Mortgage Loans") described in, and set forth in, the Mortgage Loan Schedule attached as Exhibit B to the Pooling and Servicing Agreement dated as of March 27, 1997 (the "Pooling and Servicing Agreement"), among the Company, AMRESCO Management, Inc., as servicer (in such capacity, the "Servicer") and as special servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, relating to the issuance of the Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D4 (the "Certificates"). The portion of the Mortgage Loans sold by NACC to ASC pursuant to this Agreement is referred to herein as the "Sold Mortgage Loans" and the portion thereof contributed by NACC to ASC is referred to herein as the "Contributed Mortgage Loans." The Certificates will consist of twenty-six classes: the "Class A-1A Certificates," the "Class A-1B Certificates," the "Class A-1C Certificates," the "Class A-1D Certificates," the "Class A-1E Certificates," the "Class A-CS1 Certificates," the Class PS-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the "Class A-6 Certificates," the "Class A-7 Certificates" and the "Class A-8 Certificates," (collectively, the "Senior Offered Certificates"), the "Class B-1 Certificates," the "Class B-2 Certificates," the "Class B-3 Certificates," the "Class B-4
Certificates," the "Class B-5 Certificates" and the "Class B-6 Certificates," (collectively, the "Subordinated Offered Certificates"), the "Class B-7 Certificates," the "Class B-7H Certificates," the "Class V-1 Certificates," the "Class V-2 Certificates," the "Class R Certificates" and the "Class LR Certificates" (collectively, the "Purchased Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Underwriting Agreement, dated March 26, 1997 (the "Underwriting Agreement"), by and between the Company and Nomura Securities International, Inc. (in such capacity, the "Underwriter") or in the Purchase Agreement, dated March 27, 1997 (the "Purchase Agreement"), by and between the Company and Nomura Securities International, Inc. (in such capacity, the "Placement Agent").

     1. Purchase Price; Contribution, Purchase and Sale. The purchase price ("Purchase Price") for the Sold Mortgage Loans shall be an amount agreed upon by the parties in a separate writing, which amount shall be payable by the Company to the Seller on the Closing Date in immediately available funds. It is contemplated that the Purchase Price will be remitted to the Seller from amounts to be paid to the Company by the Underwriter pursuant to the Underwriting Agreement and the Placement Agent pursuant to the Purchase Agreement. The Seller hereby contributes to the Company, and the Company hereby accepts, as of the Closing Date, the Contributed Mortgage Loans. The closing for the contribution, purchase and sale of the Mortgage Loans shall take place at the offices of Cadwalader, Wickersham & Taft, New York, New York, at 10:00 a.m. New York time, on the Closing Date.

     On the Closing Date, the Company shall pay the Purchase Price to the Seller. As of the Closing Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Company all the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies. In addition, as of the Closing Date, the Seller hereby transfers, assigns, sets over and otherwise conveys to the Company all the right, title and interest of the Seller in and to the Originator's Mortgage Loan Purchase Agreement (as defined below) and which is attached hereto, insofar as such rights relate to the Mortgage Loans including, but not limited to, the obligations of the Originator (as defined below) pursuant to the Originator's Mortgage Loan Purchase Agreement to repurchase Mortgage Loans with respect to which there exists a breach of one or more of the Originator's representations and warranties made in the Originator's Mortgage Loan Purchase Agreement. The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Company to the Custodian on behalf of the Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request. "Originator's Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement, dated as of May 16, 1994, by and between the Seller and Bloomfield Acceptance Company, LLC ("Bloomfield").

  2. Representations and Warranties. (a) The Seller hereby represents and warrants to the Company as of the Closing Date that:

          (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it;

         (ii) The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

        (iii) Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement and all of the obligations of the Seller hereunder are the legal, valid and binding obligations of the Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Seller does not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement. The Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of this Agreement; and

          (v) There is no action, suit or proceeding pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Seller to carry out its obligations under this Agreement or have a material adverse effect on the financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement.

       (b) The Seller hereby represents and warrants with respect to each Mortgage Loan that as of the date specified below or, if no such date is specified, as of the Closing Date:

          (i) Immediately prior to the sale, transfer and assignment to the Company, each related Note and Mortgage was not subject to an assignment (other than to the Seller) or pledge, and the Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

         (ii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Company constitutes a legal, valid and binding assignment of such Mortgage;

        (iii) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan subject to the matters described in clause (xi) below;

         (iv)  Each related Note,  Mortgage,  Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related Borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the best of the Seller's knowledge, there is no valid defense, counterclaim, or right of rescission or right of set-off or abatement available to the related Borrower with respect to such Note, Mortgage and other agreements;

          (v) Each related Assignment of Leases and Rents creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related Borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

         (vi) Each related assignment of Mortgage from the Seller to the Company and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Seller to the Company constitutes the legal, valid and binding assignment from the Seller to the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

        (vii) Since origination, and except as set forth in the related Mortgage File, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

       (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

         (ix) The Seller has not taken any action that would cause the representations and warranties made by each related Borrower in the Mortgage Loan not to be true;

          (x)  The  Seller  has  no  knowledge  that  the   representations  and
               warranties made by each related Borrower in such Mortgage Loan are not true in any material respect;

         (xi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller, its successors and assigns, or the holder of the related Note as to a valid and first priority lien of the Mortgage in at least the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement), subject only to
               (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value, use or operation of the Mortgaged Property; the Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Company without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law, the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

        (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Seller covenants that it will not make any future advances under the Mortgage Loan to the related Borrower;

       (xiii) Each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and there is no proceeding pending for the total or, except as disclosed in Exhibit A hereto, the partial condemnation of such Mortgaged Property;

        (xiv) Each of the related Borrowers (and, in the case of certain loans, each of the operators of the senior housing/healthcare facilities) is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations are valid and in full force and effect, and if a related Mortgaged Property is improved by a senior housing or healthcare facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level A" violations or the equivalent, in the case of skilled nursing facilities, that have not been cured); and if a related Mortgaged Property is improved by a hotel, the most recent inspection or review by the franchiser, if any, did not cite such Mortgaged Property for material violations of the related franchise agreement which have not been cured;

         (xv) The Seller or, to the best of Seller's knowledge, Bloomfield has inspected or caused to be inspected each related Mortgaged
               Property within the past 12 months or within 1 month of origination of the Mortgage Loan;

        (xvi) Such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

       (xvii) Such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan;

      (xviii) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan. All Prepayment premiums and yield maintenance premiums constitute "customary prepayment penalties" within the meanings of ss.1860(b)(2) of the Code;

        (xix) (A) With respect to each Mortgage Loan originated by the Seller, no fraudulent acts were committed by the Seller during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards and (B) with respect to each Mortgage Loan originated by Bloomfield, to the best of the Seller's knowledge, no fraudulent acts were committed by Bloomfield during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

         (xx) All taxes and governmental assessments that prior to the Closing Date became due and owing in respect of, each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

        (xxi) All escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Seller to the Company and identified as such with appropriate detail;

       (xxii) To the extent required under applicable law, as of the Cut-off Date, the Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

      (xxiii) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance (for at least 12 months of rent interruptions) and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or Loan Agreement obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

       (xxiv) There is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

        (xxv) Such Mortgage Loan has not been 30 days or more delinquent since origination and as of the Cut-off Date was not delinquent;

       (xxvi) Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Borrower which would interfere with such right to foreclose. To the best of the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency preceding;

      (xxvii) In each related Mortgage or Loan Agreement, the related Borrower represents and warrants that except as set forth in certain environmental reports or other documents previously provided to the Rating Agencies and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related Borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the Borrower in such Mortgage or Loan Agreement. A Phase I environmental report was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report, except as disclosed in the Prospectus Supplement and the preliminary prospectus, subject to completion, dated March 20, 1997, as may be amended, relating to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (the "Subordinated Certificates Prospectus") does not indicate any material non-compliance or material existence of Hazardous Materials. To the best of the Seller's knowledge, each related Mortgaged Property, except as disclosed in the Prospectus Supplement and the Subordinated Certificates Prospectus, is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority; the Seller has not taken any action which would cause the related Mortgaged
               Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxviii) Each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement or obtaining the prior written consent of the Mortgagee, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing and each related Mortgage prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

       (xxix) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan (except with respect to the Mortgaged Properties included in the Sunwest Pool, in which case, market value was determined by using a capitalization rate), was at least equal to 80% of the principal amount of the Mortgage Loan
               (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis). All improvements included for MAI appraisals are within the boundaries of the related Mortgaged Property;

        (xxx) The Mortgage Loan Schedule is complete and accurate in all respects;

       (xxxi) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860 G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision);

      (xxxii) Each Mortgaged Property is in compliance with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property. All inspections, licenses and certificates required, including certificates of occupancy, whether by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, have been obtained and are in full force and effect;

     (xxxiii) (A) Each Borrower of a Mortgage Loan is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which is formed or organized solely for the purpose of owning and operating a single property, does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan Documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person);

               (B) A non-consolidation opinion was obtained for each Borrower or affiliated group of Borrowers of Mortgage Loans or groups of Mortgage Loans with an original principal balance in excess of $20,000,000;

               (C) The general partners or managing members of Borrowers or affiliated Borrowers of Mortgage Loans or groups of Mortgage Loans having an original principal balance in excess of $20,000,000 have an independent director;

      (xxxiv) With respect to any Mortgage Loan where the entire estate of the related Borrower therein is a leasehold estate, except with respect to the Mortgaged Properties in the Sunwest Pool, where a material portion of the estate of the related borrower therein is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgagee, the Seller represents and warrants that:

               (A) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

               (B) Except with respect to the Mortgage Loan known as Marina Harbor, the lessor under such ground lease has agreed in writing and included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

               (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

               (D) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage (subject to exceptions comparable in clause (xi) above). The ground lease is, and provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest;

               (E) Except with respect to the Mortgage Loan known as Marina Harbor and as disclosed on Exhibit A hereto, the ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

               (F) As of the date of execution and delivery, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

               (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

               (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

               (I) Except as disclosed on Exhibit A hereto, the ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

               (J) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it (or in the case of the Marina Harbor Loan, the ground lessor acting in trust for the named insureds) having the right to hold and disburse such proceeds as repair or restoration progresses, or, if permitted by the related ground lease, to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor is entitled to an amount of such award generally based on the value of the unimproved land taken; and

               (K) Under the terms of the ground lease and the related Mortgage, except with respect to the Mortgage Loans known as Marina Harbor, International Plaza and 30 Broad Street, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgage property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent;

       (xxxv) With respect to the Mortgaged Properties that have earthquake, windstorm or flood insurance as of the Cut-off Date, such insurance is required to be maintained until the principal balances of the related Mortgage Loans are paid in full;

      (xxxvi) With respect to Mortgage Loans that are cross-collateralized, all other loans that are cross-collateralized by such Mortgage Loans are included in the Mortgage Pool;

     (xxxvii) Except with respect to the Mortgage Loan known as South DeKalb Mall, neither the Seller nor any affiliate thereof has any obligation or right to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

    (xxxviii)  Except  as  disclosed   in  the  Prospectus  Supplement  and  the
               Subordinated   Certificates  Prospectus,   no  borrower  under  a
               Mortgage  Loan is an  affiliate  of a  borrower  under  any other
               Mortgage Loan;

      (xxxix) After receipt of the Purchase Price, the Seller has no right of set-off with respect to the transfer of the Mortgage Loans to the Purchaser; and

        (xl)   With respect to each Mortgage Loan originated by Bloomfield:

               (A) Such Mortgage Loan was underwritten in accordance with standards established by the Seller, using application forms and related credit documents approved by the Seller;

               (B) The Seller approved each application and related credit documents before a commitment by Bloomfield was issued, and no such commitment was issued until the Seller agreed to fund such loan;

               (C) The closing documents for such Mortgage Loan were prepared on forms approved by the Seller, and reflect the Seller as the successor and assign to Bloomfield; and

               (D) Such loan was actually funded by the Seller, and was assigned to the Seller at the closing;

        (xli) The leases to the Kmart Corporation with respect to the Mortgaged Properties securing the Kmart Distribution Properties (A) are triple net leases, (B) require the tenant to pay all rent without deduction, setoff, abatement or other reduction, notwithstanding casualty, condemnation and prohibition of use and (C) may not be terminated for any reason other than a material taking or casualty, provided, however, that Kmart Corporation agrees to purchase the related Kmart Distribution Property for an amount at least equal to the outstanding principal balance of the loan allocable to such property;

       (xlii) With respect to each Mortgaged Property improved by a hotel, the Seller has filed and/or recorded (or sent for filing and/or recording on the closing date of the related Mortgage Loan) Uniform Commercial Code financing statements on all furniture, fixtures, equipment and all other personal property used in the operation of the hotel;

      (xliii) Each of the related Borrowers is organized under the laws of a state or commonwealth of the United States;

       (xliv) The Mortgage File that is being conveyed to the Trustee is complete;

        (xlv)  Each  Mortgaged  Property  (i) is  located  on or  adjacent  to a
               dedicated  road,  or  has  access  to  an  irrevocable   easement
               permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), (iii) is a separate tax parcel and (iv) has parking as required under applicable law; and

       (xlvi) The Seller has not advanced additional funds for principal and interest or taxes and insurance (other than holdbacks at the closing for the related Mortgage Loan from the proceeds of such loan).

       (c) The Seller has not dealt with any broker, investment banker, agent or other person (other than the Company, the Underwriter and the Placement Agent) who may be entitled to any commission or compensation in connection with the sale to the Company of the Mortgages Loans.

     3. Notice of Breach; Cure and Repurchase. (a) Pursuant to the Pooling and Servicing Agreement, the Seller and the Company shall be given notice of (A) any breach of any representation or warranty contained in Section 2(b) (i), (ii),
(iii), (iv), (v), (vi), (vii),  (viii),  (ix), (xi), (xii), (xv), (xvi), (xvii),
(xviii), (xix), (xx), (xxiv), (xxv), (xxvii), (xxix), (xxxi) or (xxxv) and (B) any breach of any representation or warranty contained in Section 2(b), (x),
(xiii), (xiv), (xxi), (xxii), (xxiii), (xxvi), (xxviii), (xxx), (xxxii), (xxxiii), (xxxiv), (xxxvi), (xxxvii), (xxxviii), (xxxix), (xl), (xli), (xlii), (xliii), (xliv), (xlv) and (xlvi) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein.

       (b) Within 90 days of the receipt of the notice (or with respect to the representation and warranty contained in Section 2(b)(xxx) or (xxxii), discovery) of a breach provided for in clause (a), the Seller shall either (i) repurchase the related Mortgage Loan at the Repurchase Price or (ii) promptly cure such breach in all material respects; provided, however, that in the event that such breach (other than a breach of Section 2(b)(xxx) or (xxxii)) is capable of being cured but not within such 90 day period and the Seller has commenced and is diligently proceeding with the cure of such breach within such 90 day period, the Seller shall have an additional 90 days to complete such cure, provided, further, that with respect to such additional 90 day period the Seller shall have delivered an officer's certificate to the Trustee setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such breach will be cured within the additional 90 day period; and provided, further, that in the event that the Seller fails to complete the cure of such breach within such additional 90 day period, the Repurchase Price shall also include interest at the Advance Rate on any Advance made by the Servicer in respect of the related Mortgage
Loan. Upon any such repurchase of a Mortgage Loan by Seller, the Company shall execute and deliver such instruments of transfer or assignment presented to it by Seller, in each case without recourse, as shall be necessary to vest in Seller the legal and beneficial ownership of such Mortgage Loan or (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the rights with respect thereto under the applicable Originator's Mortgage Loan Purchase Agreement (including, without limitation, the rights and remedies with respect to representations and warranties made by the Originator thereunder relating to such Mortgage Loan), and shall deliver the related Mortgage File to Seller or its designee after receipt of the related repurchase price.

       (c) The Seller hereby acknowledges the assignment by the Company to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Holders of the Certificates, of the representations and warranties contained herein and of the obligation of the Seller to repurchase a Mortgage Loan pursuant to this Section. The Trustee or its designee may enforce such obligation as provided in Section 8(b) hereof.

     4. Opinions of Counsel. The Seller hereby covenants to the Company to, simultaneously with the execution hereof, deliver or cause to be delivered to the Company opinions of counsel as to various corporate matters in form satisfactory to the Company.

     5. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

     6. Costs. The Company shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement and the Purchase Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus Supplement, Private Placement Memorandum dated March 27, 1997 relating to the Purchased Certificates, the Underwriting Agreement, the Purchase Agreement, the Pooling and Servicing Agreement, the Senior Offered Certificates and the Purchased Certificates and (iii) the cost of delivering the Senior Offered Certificates and the Purchased Certificates to the office of the Underwriter or the purchaser of the such certificates, as applicable, insured to the satisfaction of the Underwriter or such purchaser, as applicable.

     7. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2 World Financial Center Building B, New York, New York 10281-1198 attention of Manager - Mortgage Finance Department, or, if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at 2 World Financial Center - Building B, New York, New York 10281-1198 attention of Manager - Mortgage Finance Department.

     8. Trustee Beneficiary. The representations, warranties and agreements made by the Seller in this Agreement are made for the benefit of, and may be enforced by or on behalf of, the Trustee and the Holders of Certificates to the same extent that the Company has rights against the Seller under this Agreement in respect of representations, warranties and agreements made by the Seller herein and such representations and warranties shall survive delivery of the respective Mortgage Files to the Trustee until the termination of the Pooling and Servicing Agreement.

     9. Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Section 10.07 of the Pooling and Servicing Agreement. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 8 hereof.

     10. Third Party Beneficiary. Nomura Securities International, Inc. is an intended third party beneficiary of the representations and warranties of the Seller set forth in Article 2 hereof.

  IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                          ASSET SECURITIZATION CORPORATION



                                          By:-------------------------------
                                             Name:
                                             Title:


                                          NOMURA ASSET CAPITAL CORPORATION



                                          By:--------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A



                 EXCEPTIONS TO THE MORTGAGE LOAN REPRESENTATIONS


         (xiii) A portion of the property in the Sunwest Pool known as Facility number 5833, located in Richland Hills, Texas, is involved in a condemnation proceeding; however, such proceeding will not have a material adverse effect on the cash flow of such property;


         (xxxiv)(E)        With  respect  to  the  ground  lease   covering  the
                           Mortgaged Property known as Marina Harbor, consent may not be unreasonably withheld and any subsequent transfer following foreclosure or transfer by deed in lieu of foreclosure is not subject to the prior consent of the lessor, provided that the subsequent transferee expressly agrees in writing to assume the obligations of the Lease;


                (I) With respect to the ground lease covering the Mortgaged Property known as Marina Harbor, the ground lessor has retained the right to approve subleases in excess of one year.